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                                                                   Exhibit 23.3



                        WILDMAN, HARROLD, ALLEN & DIXON

                   CONSENT OF WILDMAN, HARROLD, ALLEN & DIXON


Wildman, Harrold, Allen & Dixon hereby consents to the reference of our name under the headings "Prospectus Summary--Risk Factors and Conflicts of Interest--Tax Risks," in paragraph 8 under "Conflicts of Interest," "Federal Income Tax Considerations" and "Legal Matters" in this Prospectus constituting a part of this Registration Statement on Form S-11.


                                WILDMAN, HARROLD, ALLEN & DIXON


Chicago, Illinois

February 10, 1999